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                                                                    EXHIBIT 99.4

                            NONQUALIFIED STOCK OPTION
                          AND LIMITED RIGHTS AGREEMENT
                                       FOR
                              GLACIER BANCORP, INC.
                        1994 DIRECTOR'S STOCK OPTION PLAN

         NONQUALIFIED STOCK OPTION AND LIMITED RIGHTS AGREEMENT made as of _______________ between Glacier Bancorp, Inc. (the "Company") and DIRECTOR'S NAME (the "Participant"). For purposes of this Agreement the defined terms contained herein shall have the same meanings as those contained in the Glacier Bancorp, Inc. 1994 Director Stock Option Plan.

         Whereas, pursuant to the Glacier Bancorp, Inc. 1994 Director Stock Option Plan ("the "Plan"), the Company intends to provide incentives to Directors of the Company and its Affiliates by providing them with opportunities for stock ownership, the Compensation Committee of the Board of Directors (the "Committee") hereby grants the Participant an option to purchase shares of the Company's common stock, par value $.01 per share of the Company (the "Common Stock"), which option shall be non-qualified under the Internal Revenue Code of 1996 (the "Option"), and Limited Rights with respect thereto.

         To evidence the grant of the option and Limited Rights and subject to the terms and conditions as provided in the Plan, the Company and the Participant hereby agree as follows:

         1. GRANT OF OPTION. The Company hereby evidences and confirms its grant to the Participant, effective on _______________ of the Option to purchase _________ SHARES of Common Stock, with Limited Rights attached to all such shares, at an exercise prices of $_____ per share (the "Exercise Price"), which has been determined to be the Fair Market Value of the underlying shares of Common Stock on the Date of Grant, Fair Market Value is the price of the stock at the close of market on the effective date.

         2. TERM AND EXERCISE OF OPTION. The term of the Option will be for a period of 5 years, beginning on __________ and ending on ___________. Except as otherwise provided herein, the option shall not be exercised unless and until the Optionee shall have remained in the continuous service to the Company for 6 months from the date hereof, and thereafter may be exercised at any time prior to its termination; provided that the Committee may, in its sole discretion, accelerate the time or times at which the Option may be exercised, either in whole or in part. In the event of a Change in Control, the Option becomes immediately exercisable and the Participant may exercise Limited Rights with respect thereto during the term of the Option. To the extent that the option becomes exercisable on any such date but is not exercised, it may be exercised on any subsequent date until termination of the Option. Except as provided in Sections 8,9, and 10 hereof, the Option may be exercised by the Participant only while employed by the Company or its Affiliate. The grant of the Option shall impose no obligation upon the Participant to exercise the Option.

         3. MANNER OF EXERCISE: The Option may be exercised by written notice delivered to the Company signed by the Participant or the person or persons exercising the Option. Such notice shall state the number of shares of Common Stock in respect to which the Option is being exercised and shall include such written covenants, agreements and representations as the Committee administering the Plan may from time to time deem necessary or desirable in order to ensure compliance with the applicable laws, regulations of governmental authority and requirements of any exchange upon which the Common Stock is traded. Such notice shall be accompanied by

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                  payment of the full exercise price. As soon as is practicable after such notice and payment shall have been received, the Company shall deliver a certificate or certificates representing the number of shares of Common Stock with respect to which the Option was exercised in the name of the person or persons exercising the Option. The Option may be exercised only with respect to full shares, either at one time as to the total number of shares or from time to time as to any portion thereof in units of 100 shares or multiples thereof. Payment of the Exercise Price shall be made in cash or by check, or, in whole or in part, through the surrender of shares of Common Stock which will be valued at their Fair Market Value on the date of exercise of the Option in accordance with Section 7.2 of the Plan.

                           Not withstanding anything herein to the contrary, the
                  Company shall not be obligated to cause to be issued or delivered any certificate evidencing shares of Common Stock purchased pursuant to the exercise of the Option, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations and governmental authority and requirements of any exchange upon which the Common Stock is traded. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the issuance and delivery of such certificates to comply with any law, regulation or requirement.

                           The Participant shall not be entitled to any rights
                  as a stockholder with respect to such shares of Common Stock being acquired pursuant to the exercise of the Option unless and until such certificates are issued. No adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificates are issued except as provided in Section 11.

                           In the event the Option shall be exercised by any
                  person other than the Participant, pursuant to Sections 6 or 8 hereof, the notice of exercise of the Option shall be accompanied by proof satisfactory to the Committee administering the Plan of the right of such person to exercise the Option.

                           All shares of Common Stock that shall be purchased
                  upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

         4. EXERCISE OF LIMITED RIGHTS: In no event shall Limited Rights be exercisable, in whole or in part, before the expiration of six months from the Date of Grant of the Option, as specified in Section 1. In the event of a Change in Control, the Participant shall have the right, in lieu of purchasing shares of Common Stock covered by the Option, whether or not exercisable at such time, and during the term the underlying Option is exercisable, to relinquish the Option with respect to any or all of such shares and to receive from the Company an amount of cash equal to the difference between the Exercise Price of the Option and the Fair Market Value of the underlying shares of the Common Stock on the date the Limited Rights are exercised, multiplied by the number of shares with respect to which such Limited Rights are being exercised.

                  Limited Rights with respect to the Option may be exercised by written notice delivered to the Company signed by the Participant. Such notice shall state the number of shares of the Common Stock in respect to which Limited Rights are being exercised, the date of exercise and the Fair Market Value of the Common Stock on such date. Within fourteen days following delivery of such written notice to the Company, the Company shall deliver to the Participant cash or such other form of payment acceptable to the Participant in the amount as determined above with respect to the Limited Rights being exercised.

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                           Upon any exercise of a Limited Right, the related
                  Option or portion thereof shall cease to be exercisable. Upon exercise or termination of the Option, any related Limited Rights shall terminate.

         5. NON-TRANSFERABILITY: The Option and the Limited Rights may be exercised during the Participant's lifetime only by him (or by his beneficiary as defined in Section 6), and the Option, the Limited Rights and this Agreement shall not be assignable or transferable by him, other than by will or the laws of descent and distribution. No such transfer of the Option, the Limited Rights, or this Agreement by the Participant by will or the laws of descent and distribution shall be effective to bind the Company unless the company shall have been furnished with written notice thereof and such other evidence as the Committee may deem necessary or desirable to establish the validity of the transfer and the agreement by the transferee or transferees to be bound by the terms and conditions of the Agreement and the Plan. Except as provided above, the Option, the Limited Rights and this Agreement shall not be pledged, hypothecated, sold, assigned, transferred or otherwise encumbered or disposed of. Any purported pledge, hypothecation, sale, assignment, transfer or other encumbrance or disposition of the Option, the Limited Rights or this Agreement contrary to the provisions hereof shall be null and void and without effect. The levy of any execution, attachment, or similar process upon the Option, the Limited Rights or this Agreement shall be null and void and without effect.

         6. DESIGNATION OF BENEFICIARY: The Participant may designate a person or persons to receive, in the event of death, any rights that may be available to him pursuant to the Plan under the Option, the Limited Rights and this Agreement. Such designation will be made upon forms supplied by and delivered to the company and may be revoked in writing. If the Participant fails effectively to designate a beneficiary, then the Participant's estate will be deemed to be the beneficiary.

         7.       RIGHTS IN EVENT OF TERMINATION OF SERVICE AS A DIRECTOR:
                  Subject to the condition that the Option shall not be exercisable for more than five years from the date hereof, the Participant may exercise the Option and Limited Rights while in the continuous service to the Company or its Affiliates or within three years after the last day on which the Participant serves as a Director of the Company or its Affiliates (unless the Participant is Discharged for Cause or on account of death, Disability or Normal Retirement as provided in Sections 7,8, and 9) to the extent that the Option was exercisable on the date of termination of service. If the Participant is Discharged for Cause, all rights under this Agreement shall expire upon the date of termination.

         8. RIGHTS IN EVENT OF DEATH: Subject to the condition that the Option shall not be exercisable for more than five years from the date hereof, if the Participant shall die while serving as Director for the Company or its Affiliates, the successor of the Participant (as determined under Section 6) may exercise all of the Option and Limited Rights held by the Participant, whether or not otherwise exercisable at such time, within one year after the last day on which the Participant is no longer a Director of the Company or its Affiliates.

         9. RIGHTS IN THE EVENT OF TERMINATION OF SERVICE FOR REASON OF DISABILITY OR RETIREMENT: Subject to the condition that the Option shall not be exercisable for more than five years from the date hereof, if the Participant's service is terminated by reason of Disability or Retirement, the Participant shall have the rights to exercise the Option, whether or not otherwise exercisable at such time, for a period of three years from the last day on which the Participant serves as a Director of the Company or its Affiliates.

         10. EMPLOYMENT: Nothing in this Agreement shall confer upon the Participant any right to continue as a Director of the Company or its Affiliates or shall impose upon the Company or its Affiliates to retain the Participant as a Director for any period.

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         11.      DILUTION AND OTHER ADJUSTMENTS: In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, the Committee pursuant to
                  Section 13 of the Plan will make such proportionate adjustments to the Option, provided that no such adjustments may materially change the value of benefits available to a Participant under a previously granted Award.

         12. NOTICE: Any notice required or permitted under this Agreement shall be deemed given when delivered in person or when mailed by registered mail with return receipt request, to the Company addressed 49 Commons Loop, Kalispell, Montana 59901, Attn:
                  President and to the Participant at such address as may designate in writing to the Company.

         13. MODIFICATION AND WAIVER: Neither this Option and Limited Rights Agreement nor any provision hereof can be changed, modified, amended, discharged, terminated or waived orally or by any course of dealing or purported course of dealing, but only by an agreement in writing signed by the Participant or his legal representative and the Company. No such agreement shall extend to or affect any provision of this Agreement nor expressly change, modify, amend, discharge, terminate or waive or impair any right consequent on such a provision. The waiver of or failure to enforce any breach of this Agreement shall not be deemed to be a waiver or acquiescence in any other breach thereof.

         14. GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of Montana.

         15. FEDERAL TAX TREATMENT: While no taxable income is recognized upon the grant of a non-qualified option, recipients will generally recognize ordinary income equal to the fair market value of the shares on the date of exercise over the exercise price. The participant will receive a 1099 in the year exercised.

         16. PARTICIPANT ACKNOWLEDGEMENT: The Participant hereby acknowledges that all decision, determinations and interpretations of the Committee in respect of the Plan and this Option and Limited Rights Agreement shall be final and conclusive.

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                              GLACIER BANCORP, INC.
                        1994 DIRECTOR'S STOCK OPTION PLAN

              NONQUALIFIED STOCK OPTION & LIMITED RIGHTS AGREEMENT
                                     [DATE]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and its corporate seal to be affixed hereto, and said Participant has hereunto set his hand, the day and year first above written.

_______________________________                 ________________________________
Chief Executive Officer                         Corporate Secretary

_______________________________                 ________________________________
Participant                                     Witness to Participant Signature

                             BENEFICIARY DESIGNATION

I hereby designate the following person/persons to receive, in the event of my death, any rights that may be available to me pursuant to the plan under the Option, the Limited Rights and the __________, 200__ Agreement:

_______________________________                 ________________________________
Primary Beneficiary                             Relationship

_______________________________                 ________________________________
Secondary Beneficiary                           Relationship

                            _______________________
                             Participant's Signature

_______________________________                 ________________________________
Witness                                         Date

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                              GLACIER BANCORP, INC.
                        1994 DIRECTOR'S STOCK OPTION PLAN

              NONQUALIFIED STOCK OPTION & LIMITED RIGHTS AGREEMENT
                                     [DATE]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and its corporate seal to be affixed hereto, and said Participant has hereunto set his hand, the day and year first above written.

_______________________________                 ________________________________
Chief Executive Officer                         Corporate Secretary

_______________________________                 ________________________________
Participant                                     Witness to Participant Signature

                            BENEFICIARY DESIGNATION

I hereby designate the following person/persons to receive, in the event of my death, any rights that may be available to me pursuant to the plan under the Option, the Limited Rights and the __________, 200_ Agreement:

_______________________________                 ________________________________
Primary Beneficiary                             Relationship

_______________________________                 ________________________________
Secondary Beneficiary                           Relationship

                            ________________________
                             Participant's Signature

________________________________                 _______________________________
Witness to Participant Signature                 Date

    PLEASE COMPLETE THE ABOVE INFORMATION AND RETURN THIS FORM TO GBCI HUMAN
                                   RESOURCES.

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